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                                                                     Exhibit 9.1

                                  VOTING AGREEMENT

     This Voting Agreement (the "Agreement") is made and entered into as of February __, 1999 by and between NetObjects, Inc., a Delaware corporation (the "Company"), and International Business Machines Corporation, a New York corporation ("IBM").
                                  R E C I T A L S


     WHEREAS, the Company anticipates making an Initial Public Offering (as defined below) of common stock, par value, $0.01 per share, (the "Common Stock"); and

     WHEREAS, the parties hereto desire to enter into this Agreement to establish the composition of the Company's Board of Directors (the "Board").

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                     ARTICLE I


                                    DEFINITIONS

     1.1 "Beneficial ownership" shall mean ownership of a security, directly or indirectly, by any person who through any contract, arrangement, understanding, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security, and for purposes of this Agreement shall be determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     1.2 "IBM Representative" shall mean a director, officer, employee or other agent of IBM, or of an affiliate of IBM. For this purpose an "affiliate" is defined as an individual, firm, corporation (other than NetObjects and its subsidiaries), partnership, limited liability company, trust, joint venture or other entity and any successor of such entity who directly, or indirectly through one or more intermediaries, is controlled by or is under common control with IBM.

     1.3 "Initial Public Offering" shall mean a sale by the Company of Common Stock, in a bona fide public offering on an underwritten firm commitment basis pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933 as

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amended and the General Rules and Regulations thereunder, which public offering results in aggregate cash proceeds of at least $30 million.

     1.4 "Fully Diluted" shall mean the number of fully diluted shares of Voting Securities (including without limitation upon exercise of all outstanding warrants, options, convertible securities and other rights to purchase Voting Securities).

     1.5 "Voting Securities" shall mean the Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company and any other securities (including rights, warrants, options and convertible debt) convertible into, exchangeable for or exercisable for any Common Stock or other securities referred to above (whether or not presently convertible, exchangeable or exercisable, including preferred stock of the Company).


                                     ARTICLE II


                                       VOTING

     2.1 From and after the date of the closing of the sale of Common Stock to the Company's underwriters in an Initial Public Offering until the termination of this Agreement, IBM agrees to vote all shares of Common Stock beneficially owned by IBM and any other Voting Securities of the Company beneficially owned by IBM and shall take all other necessary or desirable actions within its control (whether as a stockholder, through IBM representatives serving as directors, members of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions (including, without limitation, calling special Board and stockholder meetings), so that:

          (i) the authorized number of directors on the Board shall be established and remain at six directors; and

          (ii) a total of three, and not more than three, IBM Representatives designated in writing by IBM prior to their nomination shall be elected to serve on the Board at any one time.

     2.2 IBM designates Robert G. Anderegg, Lee A. Dayton and Michael D. Zisman as the initial IBM Representatives under this Agreement. IBM represents and warrants to the Company that IBM has full power and authority to enter into and perform this Agreement and will direct the IBM Representatives to act in accordance with the provisions of this Agreement.


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     2.3  If the holders of a majority of outstanding voting stock of the
Company, approve an amendment of the Company's Certificate of Incorporation or Bylaws changing the size of the Board notwithstanding opposition thereto by IBM and the Company in conformance with this Agreement, this Agreement shall remain in full force and effect, but IBM shall not be deemed in breach of this Agreement by reason of such amendment. Notwithstanding the foregoing sentence, IBM and the Company may mutually agree to modify this Agreement in accordance with the terms of Section 4.3 hereof to provide for a decrease in the size of the Board and a simultaneous decrease in the number of IBM Representatives on the Board, provided that the IBM Representatives shall constitute fifty percent (50%) or less of such reduced Board.

     2.4 This Voting Agreement is coupled with an interest and may not be revoked without the written consent of the Company and IBM.

     2.5 Except as provided by this Agreement, IBM shall exercise the full rights of a stockholder with respect to the shares of Common Stock and any other Voting Securities beneficially owned by it.


                                    ARTICLE III


                                EFFECT; TERMINATION

          This Agreement shall continue in full force and effect with respect to all Common Stock and other Voting Securities of the Company currently or hereafter beneficially owned by IBM from the date hereof until such time as IBM's share of all Voting Securities of the Company on a Fully Diluted basis, shall be less than forty-five percent (45%) for a period of 180 consecutive days, at which time this Agreement will be deemed to have terminated in its entirety as of the last day of the 180-day period.


                                     ARTICLE IV


                                   MISCELLANEOUS


     4.1 The Company and IBM hereby declare that the terms of this Agreement shall be specifically enforceable. If any party hereto or such party's successors or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.


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     4.2  This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California without regard to its principles governing conflicts of laws.

     4.3 The rights and covenants provided herein are the sole and entire agreement between IBM and the Company with respect to the subject matter hereof. This Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived as to IBM and the Company, only by an instrument in writing signed by IBM and the Company.

     4.4 If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, provided that the principal purpose of this Agreement is not materially affected thereby.

     4.5 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     4.6 In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a reorganization transaction that effects a change of control of the Company) are issued on, or in exchange for, any of the Common Stock or other Voting Securities beneficially owned by IBM by reason of any stock dividend, stock split, consolidation of shares, reclassification or exchange of shares or the like involving the Company, such shares or securities shall be deemed to be Common Stock for purposes of this Agreement.

     4.7 This Agreement may be executed in counterparts and transmitted by facsimile, each of which when so executed and transmitted shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

     4.8 No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 4.3, any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.


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          This Voting Agreement is hereby executed as of the date first above written.

                         NETOBJECTS, INC.


                         By:
                              ---------------------------------
                               Name:
                               Title:


                         INTERNATIONAL BUSINESS MACHINES CORPORATION


                         By:
                              ---------------------------------
                               Name:
                               Title:


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